Exhibit 99.3

BUDA JUICE, INC.

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the Audit Committee (the “Committee”). The Committee shall be appointed by the Board of Directors (the “Board”) of Buda Juice, Inc. (the “Company”) and shall consist of at least three members, each of whom must be (i) an Independent Director as defined under Rule 303A.02 of the NYSE Listed Company Manual; (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities and Exchange Act of 1934 (the “Act”) (subject to the exemptions provided in Rule 10A-3(c) under the Act); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a Company’s balance sheet, income statement, and cash flow statement.

Additionally, at least one member shall be an “audit committee financial expert,” as defined by rules of the Securities and Exchange Commission (the “SEC”), who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Any such determination must be disclosed in the Company’s annual proxy statement, or, if the Company does not file an annual proxy statement, in its annual report on Form 10-K.

The Committee shall meet at least quarterly. The Committee shall establish its own schedule of meetings. The Committee may also act by unanimous written consent of its members. The Committee shall meet separately and periodically with management and the independent registered public accountants, and shall report regularly to the Board with respect to its activities.

Purpose

The purpose of the Committee shall be to:

●	Provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: (i) the integrity of the Company’s financial statements; (ii) the effectiveness of the Company’s internal control over financial reporting; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independent registered public accounting firm’s qualifications and independence; (v) and the performance of the Company’s independent registered public accountants.

●	Prepare the Audit Committee report that SEC rules require to be included in the Company’s annual proxy statement.

In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent registered public accountants, and management of the Company, and to determine that all parties are aware of their responsibilities.

Authority

In discharging its role, the Committee is empowered to inquire into any matter that it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company, and, subject to the direction of the Board, the Committee is authorized and delegated the authority to act on behalf of the Board with respect to any matter it determines to be necessary or appropriate to the accomplishment of its purposes.

The Committee shall have authority to retain, direct and oversee the activities of, and to terminate the engagement of, the Company’s independent auditor and any other accounting firm retained by the Committee to prepare or issue any other audit report or to perform any other audit, review or attest services and any legal counsel, accounting or other advisor or consultant hired to assist the Committee, all of whom shall be accountable to the Committee.

Duties and Responsibilities

The Committee has the responsibilities and powers set forth in this Charter. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining internal control over financial reporting. The independent registered public accountants are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The Committee will take appropriate actions to monitor the overall quality of financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

1.	The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accountants (including resolution of disagreements between management and the auditor regarding financial reporting and internal control-related matters) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, and the independent registered public accountants must report directly to the Committee.

2.	At least annually, the Committee shall obtain and review a report by the independent registered public accountants describing: (i) the firm’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent registered public accountants and the Company (to assess the auditors’ independence).

3.	After reviewing the foregoing report and the independent registered public accountants’ work throughout the year, the Committee shall evaluate the auditors’ qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead audit partner and take into account the opinions of management.

4.	The Committee shall determine that the independent registered public accounting firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

5.	The Committee shall pre-approve all audit and non-audit services provided by the independent registered public accountants, including specific pre-approval of internal control-related services, and shall receive certain disclosure, documentation, and discussion of non-prohibited tax services by the independent registered public accountant. The Committee shall not engage the independent registered public accountants to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Committee member to whom pre- approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

6.	The Committee shall discuss with the independent registered public accountants the overall scope and plans for their audits, including the adequacy of staffing and budget or compensation.

7.	The Committee shall regularly review with the independent registered public accountants any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent registered public accountants’ activities or access to requested information, and management’s response. The Committee should review any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); any significant consultations between the audit team and the audit firm’s national office on matters that are required to be disclosed to the Committee; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company.

8.	The Committee shall meet to review and discuss the quarterly financial statements with management and the independent registered public accountants prior to the release of earnings to the public and prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accountants under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The chairperson of the Committee may represent the entire Committee for the purposes of these reviews.

9.	The Committee shall meet to review and discuss the annual audited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent registered public accountants prior to the release of earnings to the public and prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). Also, the Committee shall discuss the results of the annual audit and any matters required to be communicated to the Committee by the independent registered public accountants under the standards of the PCAOB.

10.	The Committee’s review of the financial statements shall include: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and significant matters regarding internal control over financial reporting that have come to the attention of the independent registered public accountants during the conduct of their audits; (ii) discussions with management and the independent registered public accountants regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments, including consideration of the effects of alternative GAAP methods on the financial statements; (iii) consideration of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; (iv) consideration of the judgment of both management and the independent registered public accountants about the quality, not just the acceptability of accounting principles; and (v) the clarity of the disclosures in the financial statements.

11.	The Committee shall receive and review a report from the independent registered public accountants, prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent registered public accountants; and other material written communications between the independent registered public accountants and management.

12.	The Committee shall review and approve all related party transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, and discuss with management the business rationale for the transactions and whether appropriate disclosures have been made.

13.	The Committee shall review management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent registered public accountants’ report on the effectiveness of internal control over financial reporting.

14.	The Committee shall discuss with management and the independent registered public accountant’s management’s process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act.

15.	The Committee shall discuss with the independent registered public accountants the characterization of deficiencies in internal control over financial reporting and any differences between management’s assessment of the deficiencies and the independent registered public accountants. The Committee shall also discuss with management its remediation plan to address internal control deficiencies. The Committee shall determine that the disclosures describing any identified material weaknesses and management’s remediation plans are clear and complete.

16.	The Committee shall discuss with management its process for performing its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act.

17.	The Committee shall discuss with management and the independent registered public accountants any (i) changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting that are required to be disclosed and (ii) any other changes in internal control over financial reporting that were considered for disclosure in the Company’s periodic filings with the SEC.

18.	The Committee shall review with management the Company’s overall internal control programs.

19.	The Committee shall review the Company’s compliance and ethics programs, including consideration of legal and regulatory requirements, and shall review with management its periodic evaluation of the effectiveness of such programs. The Committee shall review the Company’s code of conduct and programs that management has established to monitor compliance with such code. The Committee shall receive any corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty by the Company.

20.	The Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including the risk of fraud. The Committee shall also discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

21.	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22.	The Committee shall set clear hiring policies for employees or former employees of the independent registered public accountants that meet the SEC regulations and stock exchange listing standards.

23.	The Committee shall retain such outside legal, accounting, or other advisers as it considers necessary in discharging its oversight role. The Committee shall approve, and the Company shall pay, the fees and expenses for: (i) compensation to the independent registered public accounting firm engaged for the purpose of preparing or issuing audit reports or performing other audit, review, or attest services for the Company; (ii) compensation to any advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

24.	The Committee shall review and discuss the Company’s earnings releases and any financial information or earnings guidance given to financial analysts and credit rating agencies.

25.	The Committee shall hold separate meetings with management, the Company’s auditors and the Company’s internal audit department or third-party provider (to ensure that the Committee can effectively exercise its oversight duties).

26.	The Committee shall report regularly to the Board any issues that arise regarding the Company’s financial statements, legal and regulatory compliance, the auditors’ qualifications and independence and performance of the Company’s internal audit department (or third-party providers) and auditors.

27.	The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively. The Committee also shall discuss with the independent registered public accountants the accountants’ observations related to the effectiveness of the Committee.

28.	The Committee shall review and reassess the charter at least annually and obtain the approval of the Board.